Exhibit 99.1
JOINT FILING AGREEMENT

The undersigned hereby agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.

Dated: February 14, 2012
S.A.C. CAPITAL MANAGEMENT, LLC

By:  /s/ Peter Nussbaum
Name:  Peter Nussbaum
Title:  Authorized Person

S.A.C. PRIVATE EQUITY GP, L.P.

By: S.A.C. Capital Management, LLC,
its general partner

By:  /s/ Peter Nussbaum
Name: Peter Nussbaum
Title: Authorized Person

S.A.C. PRIVATE EQUITY INVESTORS, L.P.

By: S.A.C. Private Equity GP, L.P.,
its general partner

By: S.A.C. Capital Management, LLC,
its general partner

By:  /s/ Peter Nussbaum
Name:  Peter Nussbaum
Title:  Authorized Person

S.A.C. PEI CB INVESTMENT GP, LIMITED

By:  /s/ Peter Nussbaum
Name: Peter Nussbaum
Title: Authorized Person

S.A.C. CAPITAL ADVISORS, LLC

By:  /s/ Peter Nussbaum
Name:  Peter Nussbaum
Title:  Authorized Person

S.A.C. PEI CB INVESTMENT, L.P.

By: S.A.C. PEI CB Investment GP, Limited,
its general partner

By:  /s/ Peter Nussbaum
Name:  Peter Nussbaum
Title:  Authorized Person

S.A.C. CAPITAL ADVISORS, INC.

By:  /s/ Peter Nussbaum
Name:  Peter Nussbaum
Title:  Authorized Person

S.A.C. CAPITAL ADVISORS, L.P.

By:  /s/ Peter Nussbaum
Name:  Peter Nussbaum
Title:  Authorized Person

S.A.C. PRIVATE CAPITAL GROUP, LLC

By:  /s/ Peter Nussbaum
Name:  Peter Nussbaum
Title:  Authorized Person

STEVEN A. COHEN

By:  /s/ Peter Nussbaum
Name:  Peter Nussbaum
Title:    Authorized Person